Exhibit 10.12

HPEV, Inc., Contract With Independent Contractor

1. This agreement is between HPEV, Inc., (Client) located at 27420 Breakers Drive, Wesley Chapel, FL, 33544 and Summit Management Consulting, Inc., (Contractor) located at  27420 Breakers Drive, Wesley Chapel, FL, 33544.

2. Contractor agrees to perform the following services for Client:
●	Supply manager to be interim President for Client as required for commercialization of a hybrid plug-in electric vehicle.

3. This contract will be for one month starting on April 1, 2011 and will renew at the beginning of each month unless notified fifteen days in advance the contract is being terminated.

4. Client will pay Contractor $5,000 each month for services performed.

5.  Client will not:
(a) withhold Social Security and Medicare taxes from Contractor's payments or make such tax payments on Contractor's behalf, or
(b) withhold state or federal income tax from Contractor's payments or make state or federal unemployment contributions on Contractor's behalf. Contractor will pay all applicable taxes related to the performance of services under this contract. This includes income, Social Security, Medicare, and self-employment taxes. Contractor will also pay any unemployment contributions related to the performance of services under this contract. Contractor will reimburse Client if Client is required to pay such taxes or unemployment contributions.

6. Fringe Benefits. Neither Contractor nor Contractor's employees are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Client.

7. Invoices. Contractor will submit Client approved travel expense on the company form and submit invoices for other Client approved reimbursable expenses.

8. Independent Contractor Status. The parties intend Contractor to be an independent contractor in the performance of the services. Contractor will have the right to control and determine the methods and means of performing the contractual services.

9. Other Clients. Contractor retains the right to perform services for other clients.

10. Assistants. Contractor, at Contractor's expense, may employ assistants as Contractor deems appropriate to perform the contractual services. Contractor will be responsible for paying these assistants as well as any expense attributable to them, including income, Social Security, and Medicare taxes, and unemployment contributions. Where required Contractor will maintain workers' compensation insurance for all of its employees.

11. Office Space and supplies
A. Contractor, at Contractor's expense, will provide office space necessary to perform the contractual services. Contractor will be reimbursed for those office expenses that are to be used solely for Client in performance of his duties as interim CEO along with the required reasonable and proper travel expenses in the performance of the contractual assignment. These travel expenses will be reimbursed upon submission of an expense report along with documentations for the expenses. Contractor may request  from Client an advance to  cover unusual travel expenses.

12. Disputes. If a dispute arises the parties will try in good faith to settle the dispute through mediation under the rules  as established  by the American Arbitration Association. However, either party reserves the right to take the matter to court.

13. Governing Law. This agreement will be governed by and construed in accordance with the laws of the state of Florida.

14. Modification. This agreement may be modified only by a written agreement signed by all the parties.

15. Waiver. If one party waives any term or provision of this agreement at any time, that waiver will only be effective for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

16. Severability. If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Client
HPEV, Inc. is a Delaware Corporation with headquarters located at 27420 Breakers Drive, Wesley Chapel, Florida, 33544.

/S/ Tim Hassett__________________
HPEV, Inc.

Contractor

 /S/ Quentin Ponder________________
Summit Management Consulting, Inc.

Dated: April 1, 2011